EXHIBIT 99.1

Contacts:	Roy I. Lamoreaux	Al Swanson
	Director, Investor Relations	Executive Vice President, CFO
	713/646-4222 – 800/564-3036	800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Pipeline Signs Definitive Agreement to Acquire

BP’s Canadian NGL & LPG Business for $1.67 Billion

2012 Distribution Growth Target Increased to 8% - 9%

Acquisition Conference Call to be Held Today

(Houston – December 1, 2011) Plains All American Pipeline, L.P. (NYSE: PAA), announced today that its wholly owned subsidiary Plains Midstream Canada ULC has entered into a definitive agreement with BP to acquire its Canadian natural gas liquids (NGL) and liquefied petroleum gas (LPG) business for total consideration of approximately $1.67 billion. The acquisition is subject to regulatory approval and customary closing conditions and is anticipated to close late in the first quarter or early in the second quarter of 2012. The Partnership will be holding a conference call to provide additional information on this acquisition and to provide an update on its other acquisition activities today at 10:00 a.m. Eastern – details below.

“BP’s Canadian NGL business is an asset-rich platform that significantly expands our LPG asset footprint, providing a supply-based complement to our existing demand-focused business and making PAA one of the largest LPG service providers in North America,” said Greg L. Armstrong, Chairman and CEO of PAA. “We expect to be able to generate meaningful operating and commercial synergies by more fully connecting, integrating and utilizing these assets together with our existing North American LPG assets and our Canadian crude oil assets and activities.”

Armstrong continued, “Based on the accretive nature of this transaction and the four other acquisitions announced today, we are increasing our 2012 distribution growth target to 8% - 9% over our current annualized distribution of $3.98 per common unit.” Armstrong noted that as a result of PAA’s existing credit lines, and receipt of bank commitments for a new $1.0 - $1.2 billion, 364-day liquidity facility, the Partnership is well positioned to complete the transactions while maintaining a strong balance sheet and liquidity position. The Partnership completed a $385 million equity offering in early November and is forecasting to retain approximately $300 million of cash flow in excess of distributions during 2011.

In connection with the transaction, the Partnership’s general partner owners have agreed to reduce their incentive distribution rights by $15 million per year for each of the first two years following the acquisition and $10 million per year thereafter. Armstrong noted that this is the fourth time PAA’s general partner owners have agreed to unilaterally modify their incentive distribution rights, and the first time such action has included a permanent IDR reduction.

The assets to be acquired include ownership interests of varying levels in and contractual rights relating to approximately 2,600 miles of pipelines, approximately 20 million barrels of LPG storage capacity, seven fractionation plants with approximately 232,000 barrels per day of capacity, multiple straddle plants and two field gas processing plants with an aggregate capacity of approximately 8 billion cubic feet per day, as well as approximately 10 million barrels of long-term and seasonal NGL inventory as of October 1, 2011. The business also includes various supply contracts at other field gas processing plants, shipping arrangements on third-party NGL pipelines and long-term leases on 720 rail cars used to move product among various locations. Collectively, the BP assets and activities provide access to approximately 140,000 to 150,000 barrels per day of NGL supply that are transported through a fully integrated network to fractionation facilities and markets in Western and Eastern Canada and the Great Lakes region of the United States.

Barclays Capital served as financial advisor and Bennett Jones LLP served as legal counsel to PAA in connection with the transaction.

Conference Call Details

Plains All American Pipeline will be hosting a conference call today, December 1, 2011 at 10:00 a.m. Eastern to provide additional details regarding the transaction, PAA’s other acquisition activities and the Partnership’s outlook for the future. To participate in the call, please dial 1-800-288-8974. International callers may dial 612-332-0335; no password or reservation number is required. The call and accompanying slides will be webcast live. The webcast may be accessed at the following link: http://www.videonewswire.com/event.asp?id=84011. A copy of the slide presentation to be used in conjunction with the call will be posted prior to the call under the “Conference Call Summaries” title in the “Conference Calls” tab of the “Investor Relations” page of the Partnership’s website: www.paalp.com.

A telephonic replay will be available beginning December 1, 2011, at approximately 12:00 p.m. Eastern and will continue until January 1, 2012, at 11:59 p.m. Eastern. To access the replay, dial toll free 800-475-6701. International callers should dial 320-365-3844. The replay access code is 227034. An audio replay in MP3 format will also be available after the call under the “Conference Calls” tab of the “Investor Relations” section of the Partnership’s website.

PAA owns a network of approximately 16,000 miles of liquids pipelines, approximately 90 million barrels of liquids storage capacity and handles more than 3 million barrels of physical product on a daily basis.

Plains All American Pipeline, L.P. is a publicly traded master limited partnership engaged in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products. Through its general partner interest and majority equity ownership position in PAA Natural Gas Storage, L.P. (NYSE: PNG), PAA is also engaged in the development and operation of natural gas storage facilities. PAA is headquartered in Houston, Texas.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things, our ability to consummate the transaction; the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations; failure to implement or capitalize on planned internal growth projects; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business; the effectiveness of our risk management activities; unanticipated changes in crude oil market structure, grade differentials and volatility (or lack thereof); environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline systems; shortages or cost increases of supplies, materials or labor; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate and other factors that could cause declines in volumes shipped on our pipelines by us and third-party shippers, such as declines in production from existing oil and gas reserves or failure to develop additional oil and gas reserves; fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements; the availability of, and our ability to consummate, acquisition or combination opportunities; our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment of indebtedness; the impact of current and future laws, rulings, governmental regulations, accounting standards and statements and related interpretations; the effects of competition; interruptions in service on third-party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans; the currency exchange rate of the Canadian dollar; weather interference with business operations or project construction; risks related to the development and operation of natural gas storage facilities; factors affecting demand for natural gas and natural gas storage services and rates; future developments and circumstances at the time distributions are declared; general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil, refined products and liquefied petroleum gas and other natural gas related petroleum products discussed in the Partnership’s filings with the Securities and Exchange Commission.

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